As filed with the Securities and Exchange Commission on June 1, 2011
Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
QUALCOMM INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	95-3685934

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
858-587-1121

(Address of principal executive offices)
ATHEROS COMMUNICATIONS, INC. 2004 STOCK INCENTIVE PLAN
ATHEROS COMMUNICATIONS, INC. 2009 INDUCEMENT GRANT INCENTIVE PLAN
ATHEROS COMMUNICATIONS, INC. 1998 STOCK INCENTIVE PLAN
THIRD AMENDED AND RESTATED INTELLON CORPORATION 2000 EMPLOYEE INCENTIVE PLAN
INTELLON CORPORATION 2007 EQUITY INCENTIVE PLAN

(Full title of the plans)
PAUL E. JACOBS
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
QUALCOMM INCORPORATED
5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
858-587-1121

(Name and address of agent for service)
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one:)

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
	Amount to be	offering price	aggregate offering	registration
Title of securities to be registered[1]	registered[2]	per share[3]	price[3]	fee[4]
Atheros Communications, Inc. 2004 Stock Incentive Plan, as amended
Common Stock
Par Value $.0001
Outstanding awards	8,746,379	$44.38	$388,164,300	$45,066
Future awards	1,933,474	$56.88	$109,976,001	$12,768

Atheros Communications, Inc. 2009 Inducement Grant Incentive Plan
Common Stock
Par Value $.0001
Outstanding awards	184,308	$53.78	$9,912,084	$1,151

Atheros Communications, Inc. 1998 Stock Incentive Plan,
as amended
Common Stock
Par Value $.0001
Outstanding awards	414,752	$4.12	$1,708,778	$198

Third Amended and Restated Intellon Corporation 2000 Employee Incentive Plan
Common Stock
Par Value $.0001
Outstanding awards	42,601	$36.38	$1,549,824	$180

Intellon Corporation 2007 Equity Incentive Plan
Common Stock
Par Value $.0001
Outstanding awards	172,199	$25.29	$4,354,913	$506

TOTALS	11,493,713	$44.87	$515,665,900	$59,869

[1]	The securities to be registered include options and rights to acquire Common Stock.

[2]	Represents 9,560,239 shares issuable in connection with the Atheros Communications, Inc. 2004 Stock Incentive Plan, as amended, the Atheros Communications, Inc. 2009 Inducement Grant Incentive Plan, the Atheros Communications, Inc. 1998 Stock Incentive Plan, as amended, the Third Amended and Restated Intellon Corporation 2000 Employee Incentive Plan and the Intellon Corporation 2007 Equity Incentive Plan, all of which were assumed by QUALCOMM Incorporated on May 24, 2011 pursuant to the Agreement and Plan of Merger dated as of January 5, 2011 (the “Merger Agreement”), by and among QUALCOMM Incorporated, T Merger Sub, Inc. and Atheros Communications, Inc. Additionally, represents 1,933,474 shares issuable in connection with the Atheros Communications, Inc. 2004 Stock Incentive Plan, as amended. Pursuant to Rule 416(a), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

[3]	Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. In the case of shares of Common Stock that may be issued with respect to outstanding awards, the fee is calculated on the basis of (i) the weighted average price at which outstanding options may be exercised, as adjusted pursuant to the Merger Agreement and (ii) the weighted average price at which other outstanding awards were granted, as adjusted pursuant to the Merger Agreement. In the case of shares of Common Stock that may be issued subject to the grant of future awards, the price is based upon the average of the high and low prices of the Common Stock on May 25, 2011, as reported on the NASDAQ Global Select Market.

[4]	Pursuant to Rule 457(p), QUALCOMM Incorporated, holder of all of the outstanding voting securities of Qualcomm Atheros, Inc. (formerly known as Atheros Communications, Inc.), offsets the $59,869 registration fee by fees totaling $34,150 paid by Qualcomm Atheros, Inc. with respect to shares of Qualcomm Atheros, Inc. common stock remaining unsold after the termination of Qualcomm Atheros, Inc.’s Registration Statements on Form S-8 filed on February 1, 2007 (file no. 333-140391), February 28, 2008 (file no. 333-149443), February 13, 2009 (file no. 333-157317), December 15, 2009 (file no. 333-163735), February 12, 2010 (file no. 333-164901) and February 11, 2011 (file no. 333-172177). Accordingly, a filing fee of $25,719 is being paid herewith.

PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURE
EXHIBIT INDEX
EX-5
EX-23.2
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5
EX-99.6

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     QUALCOMM Incorporated (the “Company”) hereby incorporates by reference in this registration statement on Form S-8 (the “Registration Statement”) the following documents:
(a) The Company’s latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Company’s latest fiscal year ended September 26, 2010 as filed with the Securities and Exchange Commission on November 3, 2010.
(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.
(c) The description of the Company’s Common Stock contained in the Company’s registration statements filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Document(s)”); provided, however, that the documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report.
     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     The class of securities to be offered is registered under Section 12 of the Exchange Act.
Item 5. Interests of Named Experts and Counsel
     Not applicable.

Item 6. Indemnification of Directors and Officers
     Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s Bylaws require the Company to indemnify its directors and executive officers and provide that the Company may indemnify its other officers to the full extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by officers and directors, and requires the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the officer or director to repay such advances if it is ultimately determined that the officer or director is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, provision of any Certificate of Incorporation, Bylaw, agreement, vote of stockholders, disinterested directors or otherwise.
     In addition, the Company’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company, or acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.
     The Company currently has a policy providing directors and officers liability insurance with insured directors and officers of the Company in certain circumstances. The policy also insures the Company against losses as to which its directors and officers are entitled to indemnification.
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits
     See Exhibit Index.
Item 9. Undertakings
     The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement with respect to the Atheros Communications, Inc. 2004 Stock Incentive Plan, as amended, the Atheros Communications, Inc. 2009 Inducement Grant Incentive Plan, the Atheros Communications, Inc. 1998 Stock Incentive Plan, as amended, the Third Amended and Restated Intellon Corporation 2000 Employee Incentive Plan and the Intellon Corporation 2007 Equity Incentive Plan as assumed by QUALCOMM Incorporated to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 31, 2011.

QUALCOMM Incorporated
By:	/s/ Paul E. Jacobs
Paul E. Jacobs, Chairman of the Board and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
     The officers and directors of QUALCOMM Incorporated whose signatures appear below hereby constitute and appoint PAUL E. JACOBS and WILLIAM E. KEITEL, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this Registration Statement on Form S-8 with respect to the Atheros Communications, Inc. 2004 Stock Incentive Plan, as amended, the Atheros Communications, Inc. 2009 Inducement Grant Incentive Plan, the Atheros Communications, Inc. 1998 Stock Incentive Plan, as amended, the Third Amended and Restated Intellon Corporation 2000 Employee Incentive Plan and the Intellon Corporation 2007 Equity Incentive Plan as assumed by QUALCOMM Incorporated and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Paul E. Jacobs Paul E. Jacobs	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 31, 2011

/s/ William E. Keitel William E. Keitel	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 31, 2011

/s/ Barbara T. Alexander Barbara T. Alexander	Director	May 31, 2011

/s/ Stephen M. Bennett Stephen M. Bennett	Director	May 31, 2011

Donald G. Cruickshank	Director

/s/ Raymond V. Dittamore Raymond V. Dittamore	Director	May 31, 2011

/s/ Thomas W. Horton Thomas W. Horton	Director	May 31, 2011

/s/ Irwin Mark Jacobs Irwin Mark Jacobs	Director	May 31, 2011

/s/ Robert E. Kahn Robert E. Kahn	Director	May 31, 2011

Signature	Title	Date

/s/ Sherry Lansing Sherry Lansing	Director	May 31, 2011

/s/ Duane A. Nelles Duane A. Nelles	Director	May 31, 2011

/s/ Francisco Ros Francisco Ros	Director	May 31, 2011

/s/ Brent Scowcroft Brent Scowcroft	Director	May 31, 2011

/s/ Marc I. Stern Marc I. Stern	Director	May 31, 2011

EXHIBIT INDEX

4.1	Restated Certificate of Incorporation of the Company, as amended, is incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 27, 2010.

4.2	Certificate of Amendment of Certificate of Designation is incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2005.

4.3	Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2009.

5	Opinion re legality

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney (included in signature pages to this Registration Statement)

99.1	Atheros Communications, Inc. 2004 Stock Incentive Plan, as amended

99.2	Atheros Communications, Inc. 2009 Inducement Grant Incentive Plan

99.3	Atheros Communications, Inc. (formerly T-Span Corporation) 1998 Stock Incentive Plan, as amended

99.4	Third Amended and Restated Intellon Corporation 2000 Employee Incentive Plan

99.5	Intellon Corporation 2007 Equity Incentive Plan

99.6	Resolutions Amending Atheros Communications, Inc. Equity Plans